UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2023 (November 8, 2023)

ELUTIA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39577	47-4790334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12510 Prosperity Drive, Suite 370, Silver Spring, MD 20904

(Address of principal executive offices) (Zip Code)

(240) 247-1170

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	ELUT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

The information required by this Item 1.01 with respect to the Amendment Letter and the Manufacturing Agreement (each as defined below) is set forth in Item 2.01 below, and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously announced, on September 17, 2023, Elutia Inc. (the “Company” or “Elutia”) executed an Asset Purchase Agreement (as amended, the “Purchase Agreement”) with Berkeley Biologics, LLC (“Berkeley”), a Delaware limited liability company and wholly-owned subsidiary of GNI Group, Ltd. (Tokyo Stock Exchange: 2160.T) (“GNI”). On November 8, 2023 (the “Closing Date”), pursuant to the Purchase Agreement, Berkeley completed its purchase (the “Asset Purchase”) of substantially all of the assets of the Company related to (i) the Company’s business of researching, developing, administering, insuring, operating, commercializing, manufacturing, selling and marketing the Company’s Orthobiologics products identified in the Purchase Agreement (the “Products”), and (ii) the business of contract manufacturing of particulate bone, precision milled bone, cellular bone matrix, acellular dermis, soft tissue and other products (but excluding the business of contract manufacturing of acellular dermis products for use in the field of breast reconstruction) (the “Closing”).

Shortly after the Closing Date, Elutia received an initial cash payment of approximately $14.6 million, after customary adjustments. In addition, for each of the five years following the Closing, the Company is eligible under the Purchase Agreement to receive an earn-out payment (each, an “Earn-Out Payment”) equal to 10% of the actual revenue earned by Berkeley in the applicable year that is derived from sales of those Products defined as “Earn-Out Products” under the Purchase Agreement, and from any improvements, modifications, derivatives and enhancements related to the Earn-Out Products, with the aggregate amount of Earn-Out Payments capped at $20 million.

Amendment Letter with SWK Funding LLC

In connection with the Closing, the Company entered into an amendment letter (the “Amendment Letter”) with SWK Funding LLC amending that certain Credit Agreement, dated as of August 10, 2022, among Elutia, as Borrower, SWK Funding LLC, as Agent, and the lenders from time to time party thereto (as amended and supplemented from time to time, the “SWK Facility”). The Amendment Letter provides for the Company’s use of a portion of the Orthobiologics sale proceeds to pay down certain amounts owed under mandatory prepayment provisions of the SWK Facility. Pursuant to the Amendment Letter and an associated partial release of lien entered into by Elutia, Berkeley and the Agent, approximately $2.0 million of the proceeds from the Asset Purchase were paid to the Agent shortly after the Closing Date. The Company will also be required to pay an additional $2.0 million, representing the remainder of the mandatory prepayment amounts owed under the SWK Facility, by the earlier of (i) February 15, 2024 or (ii) two business days following written request by the Agent (the “Deferred Prepayment”). Until the time the Deferred Prepayment is made, the Company will be required to maintain an amount of Consolidated Unencumbered Liquid Assets (as such term is defined in the SWK Facility) increased by the amount of the Deferred Prepayment.

Contract Manufacturing Agreement

In connection with the Closing, the Company and Berkeley also entered into a Contract Manufacturing Agreement (the “Manufacturing Agreement”) pursuant to which Berkeley will manufacture, supply and distribute the SimpliDerm Hydrated Acellular Dermal Allograft product for the Company for a period of two years following the Closing.

The foregoing description of the Purchase Agreement and the Asset Purchase does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on September 19, 2023 and is incorporated herein by reference. The Purchase Agreement is not intended to provide any other factual information about the Company, Berkeley, or their respective owners, subsidiaries and affiliates. The representations, warranties and covenants contained in the Purchase Agreement (i) were made solely for purposes of the Purchase Agreement and as of the date of the Purchase Agreement, (ii) were solely for the benefit of the parties to the Purchase Agreement, (iii) may be subject to qualifications and limitations agreed upon by the parties to the Purchase Agreement, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Purchase Agreement instead of establishing these matters as facts and (iv) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders of the Company. Investors and security holders of the Company should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

The foregoing descriptions of the Amendment Letter and the Manufacturing Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Amendment Letter and Manufacturing Agreement, which are filed as Exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” “promise” or similar references to future periods. All statements contained in this report that do not relate to matters of historical fact should be considered forward-looking statements, including any statements and information concerning our expectations for receiving the earnout payments under our agreement with Berkeley Biologics, LLC. Forward-looking statements are based on management’s current assumptions and expectations of future events and trends, which affect or may affect our business, strategy, operations or financial performance, and actual results may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, and other important factors that may cause actual results, performance or achievements to differ materially from those contemplated or implied in this press release, including, but not limited to: risks associated with shifting focus to our drug-eluting biomatrix solutions in the cardiovascular and breast reconstruction areas and away from our Orthobiologics business; risks regarding the ability to successfully execute or realize the anticipated benefits under our distribution arrangements with LeMaitre Vascular and Sientra; risks relating to the potential removal of our securities from listing on the Nasdaq Capital Market; our inability to generate sufficient revenue to achieve or sustain profitability; adverse changes in economic conditions and instability and disruption of credit markets; our ability to continue as a going concern; our ability to successfully achieve expected benefits from the divestiture of our Orthobiologics business; our products and our ability to enhance, expand, develop and commercialize our product offerings; the impact on our business of the recall of a single lot of our FiberCel product and the discontinuation of its sales by our distribution partner; consequences of our recall of a single lot of one of our viable bone matrix products and market withdrawal of all of our viable bone matrix products; our dependence on our commercial partners; the impact of the bankruptcy of Surgalign Holdings, Inc., a significant customer of the Company, on our future revenues; physician awareness of the distinctive characteristics, and acceptance by the medical community, of our products; the ability to obtain regulatory approval or other marketing authorizations, including with respect to our FDA 510(k) submission with respect to our CanGarooRM product; our intellectual property rights; and risks that the requirements for any or all of the Earn Out Payments might not be achieved and that any or all of the additional consideration tied to the Earn Out Payments might not be received by the Company; and other important factors which can be found in the “Risk Factors” section of Elutia’s public filings with the Securities and Exchange Commission (“SEC”), including Elutia’s Annual Report on Form 10-K for the year ended December 31, 2022, as such factors may be updated from time to time in Elutia’s other filings with the SEC, including Elutia’s Quarterly Reports on Form 10-Q, accessible on the SEC’s website at www.sec.gov and the Investor Relations page of Elutia’s website at https://investors.elutia.com. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. Any forward-looking statement made by Elutia in this press release is based only on information currently available and speaks only as of the date on which it is made. Except as required by applicable law, Elutia expressly disclaims any obligations to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The unaudited pro forma consolidated financial information of the Company as of and for the nine months ended September 30, 2023 and for each of the years ended December 31, 2022 and December 31, 2021 is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

(d)            Exhibits

Exhibit No.	Description

2.1*†	Asset Purchase Agreement, dated September 17, 2023, by and among Elutia Inc., Berkeley Biologics, LLC, and GNI Group, Ltd. (solely with respect to Section 11.18) (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 19, 2023)

10.1	Amendment Letter, dated November 8, 2023, by and between Elutia Inc. and SWK Funding LLC

10.2*	Contract Manufacturing Agreement, dated November 8, 2023, by and between Elutia Inc. and Berkeley Biologics, LLC

99.1	Unaudited Pro Forma Consolidated Financial Statements of the Company

104	Cover Page Interactive Data File (formatted as Inline XBRL document)

*Certain confidential information contained in this Exhibit, marked in brackets, has been omitted, because it is both not material and of the type of information that the registrant treats as private or confidential.

† Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELUTIA INC.
(Registrant)

Date: November 15, 2023	By:	/s/ Matthew Ferguson
Matthew Ferguson
Chief Financial Officer